EXHIBIT 99.1

ADP SHAREHOLDERS RE-ELECT ALL 10 ADP DIRECTORS AT
2017 ANNUAL MEETING

ROSELAND, NJ, November 7, 2017 – ADP (NASDAQ: ADP) today announced that, based on a preliminary vote count provided by its proxy solicitor, shareholders have voted to re-elect all 10 of ADP’s highly qualified directors to the ADP Board of Directors: Peter Bisson, Richard T. Clark, Eric C. Fast, Linda R. Gooden, Michael P. Gregoire, R. Glenn Hubbard, John P. Jones, William J. Ready, Carlos A. Rodriguez, and Sandra S. Wijnberg.

Pershing Square's three director nominees—Bill Ackman, Veronica Hagen and Paul Unruh—each received support from holders of less than 20% of ADP's outstanding shares and less than 25% of the shares voted at the meeting, and were not elected to the ADP Board.

John Jones, chairman of the Board, said, “I greatly appreciate the strong support from our shareholders and the reaffirmation of their confidence in the Board by re-electing all 10 of our incumbent directors. Over the past several months, we have had the opportunity to speak with many of them about ADP’s performance, strategy and our positive outlook for the future, as well as hear their ideas and views of the Company. We appreciate all of their input and look forward to continuing that dialogue.”

Carlos Rodriguez, president and CEO said, “I would like to thank our shareholders for the vote of confidence in our Board and management team, as well as our talented associates for their hard work and relentless focus over the last several months. We are more energized than ever about building on ADP’s strengths to anticipate and deliver on our clients’ Human Capital Management needs. At the same time, this process has sharpened our focus on the importance of insightful, strategic engagement with our investors, which, over the past few months, has given us a greater appreciation of our owners’ perspectives on our business and growth plans. We plan to maintain an active and productive dialogue with shareholders as we continue to transform ADP’s business and create value for all of our stakeholders.”

The vote is subject to certification by the Independent Inspectors of Election. Further details regarding the results of the 2017 Annual Meeting will be included in a Current Report on Form 8-K that ADP will file with the Securities and Exchange Commission (SEC), at which time it will become available at www.ADP.com and www.sec.gov.

About ADP (NASDAQ: ADP)
Powerful technology plus a human touch. Companies of all types and sizes around the world rely on ADP cloud software and expert insights to help unlock the potential of their people. HR. Talent. Benefits. Payroll. Compliance. Working together to build a better workforce. For more information, visit ADP.com.

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SAFE HARBOR STATEMENT
This document and other written or oral statements made from time to time by ADP may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature and which may be identified by the use of words like “expects,” “assumes,” “projects,” “anticipates,” “estimates,” “we believe,” “could,” “is designed to” and other words of similar meaning, are forward-looking statements. These statements are based on management’s expectations and assumptions and depend upon or refer to future events or conditions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements or that could contribute to such difference include: ADP's success in obtaining and retaining clients, and selling additional services to clients; the pricing of products and services; compliance with existing or new legislation or regulations; changes in, or interpretations of, existing legislation or regulations; overall market, political and economic conditions, including interest rate and foreign currency trends; competitive conditions; our ability to maintain our current credit ratings and the impact on our funding costs and profitability; security or privacy breaches, fraudulent acts, and system interruptions and failures; employment and wage levels; changes in technology; availability of skilled technical associates; and the impact of new acquisitions and divestitures. ADP disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. These risks and uncertainties, along with the risk factors discussed under “Item 1A. - Risk Factors” in our Annual Report on Form 10-K should be considered in evaluating any forward-looking statements contained herein.

CONTACTS:

Investors:

Christian Greyenbuhl
(973) 974-7835
Christian.Greyenbuhl@adp.com

Byron Stephen
(973) 974-7896
Byron.Stephen@adp.com

Media:
Michael Schneider
(973) 974-5678 office
(973) 868-1000 mobile
Michael.Schneider@adp.com

George Sard/Jared Levy/Liz Zale
Sard Verbinnen & Co
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